EXHIBIT 11(b)

                                      CONSENT OF DELOITTE & TOUCHE LLP







INDEPENDENT AUDITORS' CONSENT

We consent to the reference to us under the caption "Independent
Auditors" appearing in the Prospectus which is included in Post-
Effective Amendment No. 49 to Registration Statement No. 2-75503.



DELOITTE & TOUCHE LLP

Denver, Colorado
February 13, 1997